OSCIENT PHARMACEUTICALS CORPORATION

as Issuer

and

GUARDIAN II ACQUISITION CORPORATION

as Guarantor

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of [*]

12.50% Convertible Guaranteed Senior Notes Due 2011

i

v

EXHIBITS:

Exhibit A	Form of Face of Security	A-1
Exhibit B	Form of Reverse of Security	B-1
Exhibit C	Form of Trustee’s Certificate of Authentication	C-1
Exhibit D	Form of Fundamental Change Repurchase Notice	D-1

INDENTURE, dated as of [*], between Oscient Pharmaceuticals Corporation, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts, as Issuer (the “Company”), having its principal office at 1000 Winter Street, Suite 2200, Waltham, MA 02451, Guardian II Acquisition Corporation, a Delaware Corporation, having its principal office at 1000 Winter Street, Suite 2200, Waltham, MA 02451, as Guarantor (the “Guarantor”) and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTOR

The Company has duly authorized the creation of an issue of its 12.50% Convertible Guaranteed Senior Notes Due 2011 (each a “Security” and collectively, the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

The Guarantor guarantees the obligations of the Company pursuant to the terms of this Indenture.

The Guarantor, pursuant to the terms of this Indenture and the Security Agreement, has granted a second lien in favor of the Collateral Agent, securing the Secured Obligations.

All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company and the Guarantor, in accordance with the terms of the Securities and the Indenture, have been done. Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company, the Guarantor and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all other terms used herein and not otherwise defined that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(iv) the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“2009 Indebtedness” means the existing 5% Convertible Promissory Notes Due 2009 issued by the Company and which become due and payable in February 2009 as replaced or refinanced from time to time.

“Acquired Debt” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and (b) Indebtedness secured by a Lien encumbering any asset existing at the time acquired by such specified Person.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Additional Indebtedness Cap” means (i) $50,000,000, plus (ii) any amount incurred to finance acquisitions of rights to new products, plus (iii) any amount incurred in the refinancing or replacement of the 2009 Indebtedness, the Secured Obligations (other than any Secured Obligations that are voluntarily converted by a Securityholder in accordance with Section 14.15), Indebtedness under agreements with the First Lien Lender, other Indebtedness existing on the date hereof or incurred pursuant to clauses (i) or (ii) above.

“Additional Interest Payment” means the additional interest to be paid by the Company upon an Automatic Conversion or upon a Voluntary Conversion, as the case may be, equal to the amount of interest that has not been paid and that would otherwise have been payable (i) in the case of an Automatic Conversion, from the last day interest was paid on the Securities, through and including the date which is one year from the Issue Date and (ii) in the case of a Voluntary Conversion, from the last day interest was paid on the Securities, through and including the date which is two years from the Issue Date. The Company may, at its option, pay the Additional Interest Payment in cash, Common Stock, or a combination thereof. In the event that the Company elects to pay the Additional Interest Payment upon an Automatic Conversion in Common Stock, the Common Stock will be valued at 90% of the Automatic Conversion Price in effect at that time. In the event that the Company elects to pay the Additional Interest Payment upon a Voluntary Conversion in Common Stock, the Common Stock will be valued at the Conversion Price then in effect.

“Additional PIK Securities” means an additional amount of 12.50% Convertible Guaranteed Senior Notes Due 2011 that may be issued from time to time as payment of interest on the Securities.

“Additional Securities” means (a) any Securities (other than the Initial Securities) issued pursuant to this Indenture in accordance with Section 3.01 hereof and (b) any Additional PIK Securities issued pursuant to this Indenture in accordance with Section 13.01 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 3.08.

“Antara” means any product used for treating patients with hypercholesterolemia, mixed with dyslipidemia or hypertriglyceridemia which includes: (i) the formulation of fenofibrate, known as 2-[4-(4-chlorobenzyl) phenoxy]-2-methyl-propanoic acid, 1-methylethyl ester; or (ii) any formulation, reformulation or line extension containing fenofibrate as an active ingredient, or any derivative or closely related analogs of fenofibrate (including but not limited to any stereoisomers, either separated or combined, any hydrates, any polymorphs, any salts, any solvates and any crystal forms) approved by the FDA as monotherapy or in combination with any other pharmaceutical substance that is made, developed, sold, offered for sale, distributed, marketed or promoted by the Guarantor, its Affiliates or licensees.

“Automatic Conversion” has the meaning specified in Section 14.14(a).

“Automatic Conversion Date” has the meaning specified in Section 14.14(a).

“Automatic Conversion Notice” has the meaning specified in Section 14.14(b).

“Automatic Conversion Price” has the meaning specified in Section 14.14(a).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, or executive order or governmental decree to be closed.

“Call Option” has the meaning given to that term in the Revenue Interests Assignment Agreement.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Capitalized Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Change of Control Event” means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, sale of all or substantially all of the Company’s assets or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock or American Depositary Shares that (i) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (ii) is approved, or immediately after the transaction or event will be approved, for quotation on a United States system of automated dissemination of quotations of securities prices.

“Closing Price” with respect to the Company’s Common Stock on any date means the closing price on such date as reported on the National Association of Securities Dealers Automated Quotation System or the principal U.S. securities exchange on which the Company’s Common Stock is then listed, or, if the Company’s Common Stock is not listed on the National Association of Securities Dealers Automated Quotation System or another U.S. national or regional exchange or, as reported on the principal other market on which the Company’s Common Stock is then traded. In the absence of such listings, the Board of Directors of the Company will make a good faith determination of the closing price.

“Collateral” means all property and assets that from time to time secure the Secured Obligations under the Collateral Documents.

“Collateral Agent” means U.S. Bank National Association in its capacity as collateral agent for itself and the Holders under the Collateral Documents, as well as its successors and assigns in such capacity appointed in accordance with this Indenture and the Collateral Documents.

“Collateral Documents” means, collectively, all agreements, including, without limitation, the Security Agreement and the Deposit Agreement, deeds of trust, mortgages, instruments, documents, pledges or filings that are executed in connection with granting, or that otherwise evidence, the Lien of the Collateral Agent in the Collateral.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of Common Stock, par value $0.10 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or any Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Control Agent” has the meaning specified in Section 17.09.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company with notice provided to the Holders where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 14.02(a).

“Conversion Price” has the meaning specified in Section 14.01(c).

“Conversion Rate” has the meaning specified in Section 14.01(c).

“Corporate Trust Office” means the corporate trust office of the Trustee at which this Indenture shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at One Federal Street, 3rd Floor, Boston, Massachusetts 02110.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Current Market Price” has the meaning specified in Section 14.06(f).

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Determination Date” has the meaning specified in Section 14.06(d).

“Deposit Account” means any deposit and segregated deposit accounts into which all payments made in respect of the sale or other disposition of Antara are remitted.

“Deposit Agreement” means an agreement to be entered into by the Collateral Agent and the Guarantor pursuant to which the Deposit Account will be established and maintained.

“Deposit Bank” means any bank or financial institution approved by the Control Agent or is an Eligible Bank at which the Deposit Account will be established and maintained.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Discharge of First Lien Obligations” means:

(a) the occurrence of all of the following:

(i) payment in full in cash of the principal of and interest on all indebtedness outstanding under the First Lien Documents and constituting First Lien Obligations;

(ii) payment in full in cash of all other First Lien Obligations (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(iii) termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations.

“Eligible Bank” means any commercial bank that is (i) organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, and (ii) has combined capital and surplus of at least $500,000,000.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning specified in Section 14.06(e).

“Expiration Time” has the meaning specified in Section 14.06(e).

“Extension Fee” has the meaning specified in Section 5.01.

“Extension Period” has the meaning specified in Section 5.01.

“Filing Failure” has the meaning specified in Section 5.01(g).

“Final Maturity Date” means January 15, 2011.

“First Lien Collateral Documents” means the Security Agreement entered into as of August 18, 2006 among the Guarantor and the First Lien Lender as the same may be amended, restated, replaced, refinanced, renewed, extended, supplemented or modified from time to time and any other agreement, document or instrument pursuant to which a lien securing any First Lien Obligations is granted to the First Lien Lender.

“First Lien Documents” means the Revenue Interests Assignment Agreement, the First Lien Note Purchase Agreement, the First Lien Note, the First Lien Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Indenture.

“First Lien Note” means the $20,000,000 12% Senior Secured Note dated August 18, 2006, issued by the Guarantor in favor of the First Lien Lender in accordance with the First Lien Note Purchase Agreement.

“First Lien Note Purchase Agreement” means that Note Purchase Agreement among the First Lien Lender, the Guarantor and the Company dated July 21, 2006 in relation to the issuance of a $20,000,000 12% Senior Secured Note (as amended, restated, supplemented, modified, replaced or refinanced from time to time).

“First Lien Lender” means, Paul Royalty Fund Holdings II, a California general partnership and its successors and assigns.

“First Lien Obligations” means, at any time of determination, all obligations of Company or the Guarantor that are outstanding under either (i) the First Lien Note Purchase Agreement, and (ii) the other First Lien Documents, including the obligation to pay the Put/Call Price upon exercise of the Put Option or Call Option. To the extent any payment with respect to the First Lien Obligations (whether by or on behalf of the Company, the Guarantor, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Fundamental Change” means any transaction or event resulting in either a Change of Control Event or a Termination of Trading.

“Fundamental Change Company Notice” has the meaning specified in Section 12.08(c).

“Fundamental Change Repurchase Date” has the meaning specified in Section 12.08(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 12.08(d).

“Fundamental Change Repurchase Price” has the meaning specified in the Securities.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

“Global Security” means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

“Guarantor” means the person named as Guarantor in the preamble of this instrument.

“Guarantor Request” or “Guarantor Order” means a written request or order signed in the name of the Guarantor by its Chairman of the Board, its Vice Chairman of the Board, its President or any Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under: (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into in the ordinary course of business and not for speculative purposes relating to Indebtedness permitted to be incurred under this Indenture; and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or foreign currency exchange rates entered into in the ordinary course of business and not for speculative purposes.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, without duplication:

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(i) in respect of borrowed money;

(ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations) due more than twelve months after such property is acquired, except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable; or

(iv) representing the net obligations under any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of the Company appearing upon the balance sheet of the Company solely by reason of push-down accounting under GAAP shall be excluded.

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of a third Person to the extent secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person; provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include obligations incurred in the ordinary course of business.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Payment Date” means April, 15 and October 15 of each year, commencing April 15, 2009, except that the final interest payment date shall be January 15, 2011.

“Initial Securities” means Securities in an aggregate principal amount of [*] initially issued under this Indenture on the date hereof and includes the Private Placement Securities and the Publicly Traded Securities.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Issue Date, by and between the First Lien Lender and the Collateral Agent, as the same may be amended, restated, replaced, renewed, extended, supplemented or modified from time to time.

“Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

“Issue Date” means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

“Lien” means any lien (including, without limitation, judgment liens and liens arising by operation of law), mortgage or deed of trust, pledge, hypothecation, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of setoff or recoupment.

“Maturity,” when used with respect to any Security, means the date on which the principal, Repurchase Price or Fundamental Change Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date or Fundamental Change Repurchase Date, or by declaration of acceleration or otherwise.

“NASDAQ” means the NASDAQ Global Market.

“Notice of Conversion” has the meaning specified in Section 14.02(a).

“Notice of Default” has the meaning specified in Section 5.01(c).

“Officers’ Certificate” means a certificate signed (i) by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or Guarantor (as applicable), and (ii) delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 11.04 shall be the principal executive, financial or accounting officer of the Company or Guarantor (as applicable).

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities therefore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and

(iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of and interest on the Redemption Price or Fundamental Change Repurchase Price of, any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.

“Permitted Liens” has the meaning specified in Section 11.09.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities in registered form issued in denomination of $1,000 Principal Amount and integral multiples thereof.

“Principal Amount” of a Security means the Principal Amount as set forth on the face of the Security.

“Private Placement Securities” means the Securities with an initial aggregate principal amount of $2,000,000 issued to the First Lien Lender on the Issue Date.

“Publicly Traded Securities” means each of the Initial Securities other than the Private Placement Securities.

“Purchase Money Indebtedness” means Indebtedness of the Guarantor and its Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of property, equipment or other assets; provided, however, (A) the Indebtedness shall not exceed the cost of such property, equipment or assets and shall not be secured by any property, equipment or assets of the Guarantor or any Subsidiary other than the property, equipment and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 60 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 60 days of such refinancing.

“Purchased Shares” has the meaning specified in Section 14.06(e).

“Put/Call Price” has the meaning given to that term in the Revenue Interests Assignment Agreement as currently in effect.

“Put Option” has the meaning given to that term in the Revenue Interests Assignment Agreement.

“Record Date” for the interest payable on any Interest Payment Date means each April 1 and October 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Date” shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 12 hereof.

“Redemption Price” has the meaning specified in the Securities.

“Responsible Officer” means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and, in the case of any such officer, who shall have direct responsibility for the administration of this Indenture.

“Revenue Interests Assignment Agreement” means the Revenue Interests and Assignment Agreement dated July 21, 2006, by and among the First Lien Lender, Guardian II Acquisition Corporation and the Company as amended pursuant to the Amendment to the Revenue Interests Assignment Agreement dated on or about the date hereof (as further amended, restated, supplemented, modified, replaced or refinanced from time to time).

“Rights Plan” has the meaning specified in Section 14.06(c).

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Second Priority Liens” has the meaning given to that term in Section 17.01.

“Secured Obligations” means all obligations of the Guarantor under (1) this Indenture, the Securities, the Subsidiary Guarantee and the Collateral Documents and (2) any other Indebtedness permitted under this Indenture to be guaranteed by the Guarantor and secured by a Second Priority Lien on the Collateral pursuant to the Collateral Documents.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security” or “Securities” has the meaning specified in the first paragraph of the Recitals of the Company and also includes any Additional PIK Securities issued in accordance with Section 13.01(c).

“Security Agreement” means the Security Agreement, dated as of the Issue Date, by the Guarantor in favor of the Collateral Agent, as the same may be amended, restated, replaced, refinanced, renewed, extended, supplemented or modified from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.05.

“Share Price” means the price per share of Common Stock paid in connection with a Fundamental Change transaction pursuant to which the Company shall increase the Conversion Rate for Securities surrendered for conversion, as set forth in Section 12.08, which shall be equal to (i) if Holders receive only cash in such Fundamental Change transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Closing Prices of the Common Stock for each of the ten Trading Days immediately prior to, but not including the effective date of such Fundamental Change transaction.

“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security together with accrued and unpaid interest is due and payable.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Subsidiary Guarantee” means the guarantee set out in Article 17 hereof.

“Surviving Entity” has the meaning specified in Section 9.01(a).

“Termination of Trading” means that the Company’s Common Stock or other common stock into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the United States.

“Trading Day” means (x) if the applicable security is listed on NASDAQ, a day on which trades may be made on thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Trigger Event” has the meaning specified in Section 14.06(c).

“Triggering Distribution” has the meaning specified in Section 14.06(d).

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“UCC” shall mean the Uniform Commercial Code, as in effect on the date of this Indenture in the State of New York.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voluntary Conversion” has the meaning specified in Section 14.15(a).

“Voluntary Conversion Date” has the meaning specified in Section 14.15(a).

Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company or Guarantor to the Trustee or Collateral Agent to take any action under any provision of this Indenture or Collateral Documents, the Company or Guarantor shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company or Guarantor, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company or Guarantor, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 8.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

(d) The ownership of Securities shall be proved by the Security Register.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

(ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Secretary.

Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.13. Legal Holiday. In any case where any Interest Payment Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity; provided, that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or Stated Maturity, as the case may be.

ARTICLE 2

Security Forms

Section 2.01. Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

The Securities shall initially be issued (1) in the case of the Private Placement Securities, in the form of Physical Securities and (2) in the case of the Publicly Traded Securities, in the form of permanent Global Securities; in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02. Form of Face of Security. The face of each Security shall be substantially in the form of Exhibit A attached hereto.

Section 2.03. Form of Reverse of Security. The reverse of each Security shall be substantially in the form of Exhibit B attached hereto.

Section 2.04. Form of Trustee’s Certificate of Authentication. No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form of Exhibit C attached hereto.

ARTICLE 3

The Securities

Section 3.01. Title and Terms. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $142,000,000 (which includes the Initial Securities), except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities, or interest payable on Securities, pursuant to Section 3.04, 3.05, 3.06, 10.06, 12.06 or 13.01. Subject to Article 15, the Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Securities ranking pari passu with the Initial Securities and in an aggregate principal amount that together with the Initial Securities does not exceed $142,000,000 which amount does not include any additional PIK Securities, and the Trustee shall, upon receipt of a Company Order, thereupon authenticate and deliver such Additional Securities to or upon the written order of the Company, without any further action by the Company hereunder and without notice to or consent of the Holders and such Additional Securities shall be consolidated with and form a single class with the Initial Securities and shall have the same terms as to status, rights under the Collateral Documents, redemption or otherwise as the Initial Securities; provided, however, that the Company may issue Additional Securities only if the Trustee receives an Officers’ Certificate and an Opinion of Counsel to the effect that such issuance of Additional Securities complies with the provisions of this Indenture, including each provision of this paragraph.

The Securities shall be known and designated as the “12.50% Convertible Guaranteed Senior Notes Due 2011” of the Company. The Principal Amount shall be payable at the Stated Maturity.

The Principal Amount and accrued interest and on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

The Securities shall not have the benefit of a sinking fund.

The Securities shall not be superior in right of payment to, and shall rank pari passu with, all other existing and future unsecured and unsubordinated indebtedness of the Company, including trade payables.

Section 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 above that amount. The Additional PIK Securities will be issued to each Holder in denominations of $1,000 and integral multiples of $1,000 with any fractional interests to be paid in cash. Payments to be made in respect of any such fractional interests shall be rounded to the nearest dollar.

Section 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 11.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall, upon receipt of a Company Order authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 3.05. Registration; Registration of Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 11.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” (the “Security Registrar”) for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 11.02 for such purpose, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor.

At the option of the Holder and subject to the other provisions of this Section 3.05 and to Section 3.09, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee, upon receipt of a Company Order, shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 not involving any transfer.

The Company shall not be required to exchange or register a transfer of any Security (i) during the 15-day period immediately preceding the mailing of any notice of redemption of any Security, (ii) after any notice of redemption has been given to Holders, except, where such notice provides that such Security is to be redeemed only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be redeemed, (iii) that has been surrendered for conversion or (iv) as to which a Fundamental Change Repurchase Notice has been delivered and not withdrawn, except, where such Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be purchased. Neither the Trustee nor any of its agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section 3.06, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.07. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.08. Book-Entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for the Depositary.

(b) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(c) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 3.09. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary has notified the Company (or the Company becomes aware) that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the

Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event; or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section 5.02 and the Trustee requests that Physical Securities be issued.

(d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to clause (b) of this Section 3.08, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate, upon receipt of a Company Order, and deliver, one or more Physical Securities of like tenor and amount.

(e) In connection with the transfer of the entire Global Security to beneficial owners pursuant to clause (b) of this Section 3.08, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

(f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(g) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member or, or a participant in the Depositary or other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payment to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable procedures of the Depositary. The Trustee may rely on information furnished by the Depositary with respect to its members, participants and any beneficial owners.

Section 3.09. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 14 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.10. CUSIP Numbers. In issuing the Securities, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 4

Satisfaction And Discharge

Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

(a) either:

(i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 11.03) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 11.03 shall survive such satisfaction and discharge.

Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 11.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 5

Remedies

Section 5.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default by the Company and the Guarantor in the payment of interest on any Securities when due and payable and such default continues for a period of 30 days; or

(b) default by the Company and the Guarantor in the payment of the Principal Amount, Redemption Price, Additional Interest Payment or Fundamental Change Repurchase Price on any Security when it becomes due and payable; or

(c) default in the performance of any covenant, agreement or condition of the Company or the Guarantor in this Indenture, the Securities or the Collateral Documents (other than a default specified in clause (a) or (b) above), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; provided, however, that this clause (c) of Section 5.01 shall not apply to the Company’s obligations under Sections 8.04 and 11.06 of this Indenture; or

(d) default in the Company’s obligation to convert the Securities into shares of its Common Stock upon exercise of a Holder’s conversion rights in accordance with Article 14 hereof and such default continues for a period of 10 days; or

(e) default by the Company or any Subsidiary in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced, any debt for money borrowed in excess of $20.0 million in the aggregate of the Company and any Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Subsidiary), whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable prior to its stated maturity, and such acceleration shall not have been rescinded or annulled within 30 days after written notice has been received by the Company or such Subsidiary from the Trustee or by the Trustee, the Company and such Subsidiary by the Holders of at least 25% in Principal Amount of Outstanding Securities; provided that if any time before a judgment or decree has been obtained by the Trustee as hereinafter provided, such default is remedied or cured by the Company within the applicable cure period, or is waived by the holders of such indebtedness, default under this clause (e) shall be deemed to have been remedied, cured or waived, as the case may be; or

(f) failure by the Company to give the Fundamental Change Company Notice; or

(g) failure by the Company to file its annual or quarterly reports in accordance with Sections 8.04 and 11.06 hereof or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (a “Filing Failure”) and there has been given, by registered or certified mail, notice of such Filing Failure to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities and stating that such notice is a “Notice of Default” hereunder and such failure shall continue for either (i) 60 days after such Notice of Default is given and the Company has not elected to pay the Extension Fee as provided in this Section 5.01 or (ii) 180 days after such Notice of Default is given if the Company has elected to pay the Extension Fee as provided in this Section 5.01 (and no Event of Default under this Section 5.01(g) shall be deemed to occur until the passage of such 60 day or such 180 day period, as applicable); provided, however, that for purposes of this Section 5.01(g), no Filing Failure shall be deemed to have occurred if the Company files such reports within any extension period pursuant to Rule 12b-25 of the Exchange Act or any successor rule thereto and that no Notice of Default shall be given until after the expiration of such extension period; or

(h) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or the Guarantor as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or the Guarantor under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of either the Company’s or the Guarantor’s property, or ordering the winding up or liquidation of Company’s or the Guarantor’s affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(i) the commencement by the Company or the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or the Guarantor to the entry of a decree or order for relief in respect of the Company or the Guarantor (as applicable) in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or the Guarantor (as applicable), or the filing by the Company or the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or the Guarantor or of any substantial part of either the Company’s or the Guarantor’s property, or the making by the Company or the Guarantor of an assignment for the benefit of creditors, or the admission by the Company or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or the Guarantor in furtherance of any such action.

Upon the occurrence of a Filing Failure, the Company may elect, within 60 days of the date Notice of Default is given to the Company and the Trustee in accordance with Section 5.01(g) (unless such Filing Failure is theretofore cured or waived pursuant to Section 5.12, as applicable), to pay to the Holders a fee accruing at the rate of 1.00% per annum of the aggregate Principal Amount of the Outstanding Securities (the “Extension Fee”) on the terms and in the manner described in this paragraph. If the Company elects to pay any Extension Fee, the Company, at any time on or before the close of business on the Business Day immediately prior to the 60th day after the date on which such Notice of Default is given to the Company and the Trustee in accordance with Section 5.01(g), (i) shall notify, in the manner provided for in Sections 1.05 and 1.06, the Trustee and the Holders in writing of such election and (ii) shall deliver to the Trustee a certificate to that effect stating the date on which the applicable Extension Fee pursuant to this paragraph will begin to accrue (as provided below). Such Extension Fee shall extend the cure period for a Filing Failure for a period of up to 120 days (the “Extension Period”). The Extension Fee shall be paid on the same times and in the same manner as interest shall be paid in accordance with this Indenture. The Extension Fee shall accrue on the Securities from the date that is 60 days after the date Notice of Default is given by the Holders in accordance with Section 5.01(g) to, but excluding, the earlier of (i) the date on which the Company has made the filings initially giving rise to the Filing Failure and (ii) the date that is 180 days after the date Notice of Default is given by the Holders in accordance with Section 5.01(g). Notwithstanding the foregoing, if an additional Filing Failure occurs during an Extension Period, the Securities will only be subject to acceleration pursuant to Section 5.02 hereof for such additional Filing Failure at the earlier of (x) the end of the Extension Period and (y) in the event that the Company has agreed to pay an Extension Fee in accordance with the terms of this Section 5.01 as to such additional Filing Failure, the end of the Extension Period as to such additional Filing Failure. For the avoidance of doubt, notwithstanding the occurrence of multiple concurrent Filing Failures, the total Extension Fee accruing or payable at any time shall not exceed the rate provided for in this paragraph.

Section 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in clauses (h) and (i) of Section 5.01) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may declare the Principal Amount plus accrued and unpaid interest on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid interest shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in clauses (h) and (i) of Section 5.01, the Principal Amount plus accrued and unpaid interest on all Outstanding Securities will ipso facto become due and payable without any declaration or other Act on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction and:

(i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(A) all overdue interest on the Securities,

(B) the Principal Amount plus accrued and unpaid interest, Redemption Price or Fundamental Change Repurchase Price, as applicable, on any Securities which have become due otherwise than by such declaration of acceleration, and

(C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07; and

(ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a default is made in the payment of the Principal Amount plus accrued and unpaid interest at the Maturity thereof or in the payment of the Redemption Price, Additional Interest Payment or the Fundamental Change Repurchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued but unpaid interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

The Trustee shall be entitled to participate as a member of any official committee of creditors of the Company as it deems necessary or advisable.

Section 5.05. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Redemption Price, Additional Interest Payment, Fundamental Change Repurchase Price or interest, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities; and

THIRD: To the Company, or as directed by a court of competent jurisdiction.

Section 5.06. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in clause (a) or (b) of Section 5.01), unless:

(i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

(v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Fundamental Change Repurchase Price, Additional Interest Payment or interest in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date or Fundamental Change Repurchase Date, as applicable, and to convert the Securities in accordance with Article 14, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

Section 5.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.11. Control by Holders. The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Collateral Agent or exercising any trust or power conferred on the Trustee or Collateral Agent, provided that:

(i) such direction shall not be in conflict with any rule of law or with this Indenture;

(ii) the Trustee or Collateral Agent may take any other action deemed proper by the Trustee or Collateral Agent which is not inconsistent with such direction; and

(iii) the Trustee or Collateral Agent may refuse to follow any direction that may involve the Trustee or Collateral Agent in personal liability for which the Trustee or Collateral Agent would not otherwise be entitled to indemnification pursuant to the terms of this Indenture.

Section 5.12. Waiver of Past Defaults. The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

(i) Described in clause (a) or (b) of Section 5.01; or

(ii) in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees, and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Company or the Guarantor, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount or interest on any Security on or after Maturity of such Security, the Redemption Price or the Fundamental Change Repurchase Price.

Section 5.14. Waiver of Stay or Extension Laws. The Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

The Trustee

Section 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act, subject to the terms of this Indenture. Except during the continuance of an Event of Default known to a Responsible Officer of the Trustee, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

Section 6.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default known to a Responsible Officer of the Trustee within 60 days after the occurrence thereof; provided, that (except in the case of any Default in the payment of Principal Amount or interest on any of the Securities, Redemption Price, Fundamental Change Repurchase Price or Additional Interest Payment), the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or trustees and/or a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Securities.

Section 6.03. Certain Rights Of Trustee. Subject to the provisions of Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company or Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Guarantor Request, as applicable or Company Order a Guarantor Order, as applicable and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate;

(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities or under the Collateral Documents unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been received by the Trustee from the Company or any other obligor on such Securities or by any Holder of such Securities;

(i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including without limitation as Collateral Agent, and each agent, custodian, director, officer, employee and other Person employed to act hereunder;

(k) the Trustee may request that the Company or the Guarantor deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l) the Trustee shall have no duty to inquire as to the performance of the Company or Guarantor with respect to the covenants contained in Article 11 hereof;

(m) the Trustee shall not be liable to any holder of Securities or to any other Person with respect to any action taken or omitted to be taken by it in accordance with the direction of Holders given as provided in Section 1.04;

(n) the Trustee shall not be liable for any acts or omissions of the First Lien Lender; and

(o) the permissive rights of the Trustee or Collateral Agent to take certain actions under this Indenture, the Collateral Documents or Intercreditor Agreement shall not be construed as a duty unless so specified herein.

Section 6.04. Not Responsible for Recitals. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Trustee as to the accuracy or completeness of the information included or incorporated in the disclosure materials or any other information supplied in connection with the Securities.

Section 6.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Section 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 6.07. Compensation and Reimbursement. Each of the Company and the Guarantor agrees, jointly and severally:

(i) to pay to each of the Trustee and the Collateral Agent from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee or the Collateral Agent (as applicable) shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse each of the Trustee and the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Collateral Agent (as applicable) in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, professional advisers and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable order or decision; and

(iii) to indemnify each of the Trustee and the Collateral Agent and any predecessor Trustee or Collateral Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable compensation, expenses and disbursements of its counsel), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or the Collateral Agent as the case may be) incurred without negligence or willful misconduct on its part, as determined by a court of competent jurisdiction in a final and non-appealable order or decision, arising out of or in connection with the acceptance or administration of this Indenture, the Collateral Documents and the Intercreditor Agreement, including the costs and expenses of enforcing this Indenture, the Collateral Documents and the Intercreditor Agreement against the Company or Guarantor, or First Lien Holder (including in its capacity as Control Agent), including the reasonable costs and expenses of defending itself against any claim (whether assessed by the Company, the Guarantor, the First Lien Agent, by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, the Collateral Documents and the Intercreditor Agreement.

The obligations of the Company and Guarantor under this Section 6.07 shall survive the resignation or removal of the Trustee or the Collateral Agent (as the case may be) and the satisfaction and discharge of this Indenture. To secure the Company’s and Guarantor’s payment obligations in this Section 6.07, each of the Trustee and the Collateral Agent shall have a lien prior to the Securities on all money or property held or collected by the Trustee. Such lien shall survive the resignation or removal of the Trustee or the Collateral Agent (as the case may be) and the satisfaction and discharge of this Indenture. When the Trustee or the Collateral Agent incurs expenses or renders services after a Default or an Event of Default specified in clauses (h) or (i) of Section 5.01 occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under Title 11 of the U.S. Code or any other similar foreign, federal or state law for the relief of debtors.

Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or whose parent banking company has, a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Trustee for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of majority in Principal Amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or

(iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 5.13, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Principal Amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

Notwithstanding the resignation or removal of the Trustee, the Company’s obligations under Section 6.07 shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such resignation or removal.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 7

No Duty to First Lien Lender

Section 7.01. No Duty to First Lien Lender. No implied covenants or obligations with respect to the First Lien Lender, other than in its capacity as a Holder, shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the First Lien Lender. This Section 7.01 does not affect the obligations of the Trustee as “Second Lien Agent” under the Intercreditor Agreement.

ARTICLE 8

Holders’ Lists And Reports By Trustee

Section 8.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(i) semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

(ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

Section 8.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 8.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 8.01 upon receipt of a new list so furnished.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 8.03. Reports By Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than [*] in each calendar year, commencing on [*]. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

Section 8.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. It is expressly understood that materials transmitted electronically by the Company to the Trustee shall be deemed filed with the Trustee for purposes of this Section 8.04. The Trustee shall not be under a duty to review or evaluate any report or information delivered to the Trustee pursuant to the provisions of this Section 8.04 for the purposes of making such reports available to it and to the Holders of Securities who may request such information. Delivery of such reports, information and documents to the Trustee as may be required under this Section 8.04 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

ARTICLE 9

Consolidation, Merger, Conveyance, Transfer Or Lease

Section 9.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the “Surviving Entity”), (1) shall be either (a) organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, or (b) organized under the laws of a jurisdiction outside the United States and has common stock traded on a national securities exchange in the United States and a worldwide total market capitalization of its equity securities before giving effect to the consolidation or merger of at least US$2 billion, and (2) the Surviving Entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c) the Company or the Surviving Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 9 and Article 10, respectively.

Section 9.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 9.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE 10

Supplemental Indentures

Section 10.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(i) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor herein and in the Securities; or

(ii) to add to the covenants of the Company or the Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or the Guarantor; or

(iii) to provide for a successor Trustee with respect to the Securities; or

(iv) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided that such action pursuant to this clause (iv) shall not adversely affect the interests of the Holders in any material respect; or

(v) to add any additional Events of Default for the benefit of the Holders; or

(vi) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets; or

(vii) to increase the Conversion Rate of the Securities; provided, however, that such increase shall be in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders of the Securities; or

(viii) to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities; provided that such change or modification does not adversely affect the interests of the Holders of the Securities; or

(ix) to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company, the Guarantor and the Trustee may deem necessary or desirable and which would not reasonably be expected to adversely affect the interests of the Holders of Securities in any material respect; or

(x) to issue any Additional Securities.

Section 10.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(i) reduce the rate of or extend the time for payment of interest, if any, on the Security; or

(ii) reduce the Principal Amount of, or extend the Stated Maturity of, any Security; or

(iii) make any change that impairs or adversely affects the conversion rights of any Securities; or

(iv) reduce the Redemption Price, the Repurchase Price or Fundamental Change Repurchase Price or the Additional Interest Payment of any Security or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(v) modify the provisions with respect to the right of Holders to cause the Company to repurchase Securities upon a Fundamental Change in a manner adverse to Holders of Securities; or

(vi) make any interest or principal on a Security payable in money other than that stated in the Security or other than in accordance with the provisions of this Indenture; or

(vii) impair the right of any Holder to receive payment of the Principal Amount of or interest, on a Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities; or

(viii) reduce the quorum or voting requirements under this Indenture; or

(ix) change the ranking of the Securities in a manner adverse to the Holders of the Securities; or

(x) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(xi) reduce the percentage in Principal Amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

(xii) modify any of the provisions of this Section 10.02 or Section 5.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 10.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 10 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 10.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 10.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 10 shall conform to the requirements of the Trust Indenture Act.

Section 10.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 10 shall bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE 11

Covenants

Section 11.01. Payments. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture.

Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the principal and interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Section 11.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be U.S. Bank National Association, c/o U.S. Bank Trust National Association, 100 Wall Street, Suite 1600, New York, NY 10005. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the Corporate Trust Office.

Section 11.03. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 11.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying

Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 11.03 shall be held uninvested and without any liability for interest.

Section 11.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company or the Guarantor is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge. The Company shall provide prompt written notice to the Trustee in the event that the Company’s fiscal year end is no longer December 31.

The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

Section 11.05. Existence. Subject to Article 9, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 11.06. Reports and Delivery of Certain Information. The Company shall timely file all quarterly and annual reports on Forms 10-Q and 10-K which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (provided that filings made with any extension pursuant to Rule 12b-25 under the Exchange Act or any successor rule thereto shall be deemed timely), and within 15 days after it is required to file them with the Commission, the Company shall file copies of all such reports with the Trustee. Delivery of such reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 11.07. Book-Entry System. If the Securities cease to trade in the Depositary’s book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

Section 11.08. Information for IRS Filings. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Securities.

Section 11.09. Liens. The Guarantor will not, and the Company will not permit the Guarantor to, incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired by the Guarantor or any of its Subsidiaries to secure any obligations; provided, however, that the following Liens (“Permitted Liens”) will not be subject to the foregoing provisions of this sentence:

(a) (1) Second Priority Liens securing the Securities and the Subsidiary Guarantee contained herein and (2) Second Priority Liens securing other Secured Obligations (including those with respect to Additional Securities);

(b) First-priority Liens on the assets of the Guarantor securing (1) First Lien Obligations and guarantees thereof and (2) all other First Lien Obligations not constituting Indebtedness;

(c) Liens on real or personal property of the Guarantor or a Subsidiary of the Guarantor acquired, constructed or constituting improvements made after the Issue Date to secure Capitalized Lease Obligations or Purchase Money Indebtedness;

(d) Liens to secure Acquired Debt; provided, however, that (1) such Lien attaches to the acquired asset prior to the time of the acquisition of such asset; and (2) such Lien does not extend to or cover any other asset;

(e) Liens for taxes, assessments, governmental charges or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

(f) pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of statutory obligations (including to secure government contracts);

(g) deposits made to secure the performance of tenders, bids, leases and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(h) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Guarantor or its Subsidiaries;

(i) Liens arising out of judgments or awards against the Guarantor or any Subsidiary of the Guarantor with respect to which the Guarantor or such Subsidiary is prosecuting an appeal or proceeding for review and the Guarantor or such Subsidiary is maintaining adequate reserves in accordance with GAAP;

(j) any interest or title of a lessor in the property subject to any lease other than a Capital Lease Obligation;

(k) any statutory warehousemen’s, materialmen’s or other similar Liens for sums which are not then due and payable or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained to the extent required by GAAP; and

(l) other Liens securing obligations the principal amount of which do not exceed $1 million at any one time outstanding.

Section 11.10. Certain Matters Regarding Tax Status. Each Holder and beneficial owner of a Security shall (i) treat the Securities (and any debt or other securities exchanged therefor) as debt for all tax and non-tax purposes and (ii) shall not treat the Securities as contingent payment debt instruments (within the meaning of the U.S. federal income tax laws (including Section 1.1275-4 of the Treasury Regulations)).

ARTICLE 12

Redemption And Repurchase Upon A Fundamental Change

Section 12.01. Right to Redeem; Notices to Trustee. Prior to October 15, 2010, the Securities are not redeemable. At any time commencing on or after October 15, 2010, the Securities are redeemable as a whole, or from time to time in part, at the option of the Company at the Redemption Price equal to 100% expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date.

The Company shall give the notice to the Trustee provided for in this Section 12.01 by a Company Order, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

Section 12.02. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection within seven days from its receipt of the notice from the Company delivered pursuant to the second paragraph of Section 12.01 from Outstanding Securities not previously called for redemption.

Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

Section 12.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the Conversion Price;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(vi) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

(vii) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(viii) if fewer than all the outstanding Securities are to be redeemed, the certificate number (if such Securities are held other than in global form) and Principal Amounts of the particular Securities to be redeemed;

(ix) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date with respect to the Securities to be redeemed; and

(x) the CUSIP number of the Securities.

At the Company’s written request delivered at least 15 days prior to the date such notice is to be given (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

Section 12.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

Section 12.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 14. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

Section 12.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered. The Company shall not be required to (i) issue, register the transfer of, or exchange any Securities during a period of 15 days before the Redemption Date or (ii) register the transfer of, or exchange any, Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 12.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the

Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 12, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 14) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, except in the case of the Trustee’s negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable order or decision.

Section 12.08. Repurchase of Securities at Option of the Holder Upon Fundamental Change.

(a) General. If prior to the Stated Maturity there shall have occurred a Fundamental Change, Securities shall be repurchased by the Company at the Fundamental Change Repurchase Price on a date specified by the Company that is not less than 25 days nor more than 35 days after the date of the mailing of a Fundamental Change Company Notice pursuant to clause (c) of this Section 12.08 (the “Fundamental Change Repurchase Date”), at the option of the Holder thereof, in accordance with the following procedures; provided that the Company shall not be required to repurchase the Securities pursuant to this Section 12.08 if the Closing Price per share of Common Stock for any five Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Fundamental Change and the public announcement of the Fundamental Change equals or exceeds 110% of the Conversion Price of the Securities in effect on each of those five Trading Days.

(b) Conversion Rate Adjustment on a Fundamental Change. If and only to the extent a Holder timely elects to convert Securities in connection with a Fundamental Change that occurs on or prior to January 15, 2011, pursuant to which 10% or more of the consideration for shares of Common Stock (excluding cash payments for fractional shares) in such Fundamental Change transaction consists of cash or securities (or other property)

that are not traded or scheduled to be traded immediately following such transaction on a United States national securities exchange, then the Company shall increase the Conversion Rate for the Securities surrendered for conversion as described below; provided that if the Share Price paid in connection with such transaction is greater than $[*] or less than $[*] (subject in each case to adjustment, as described below), no adjustment to the applicable Conversion Rate shall be made.

The increase in the Conversion Rate for the Securities surrendered for conversion as described in the immediately preceding paragraph shall be equal to 110% of the increase set forth in the table attached as Schedule I hereto, based on the effective date of such Fundamental Change transaction and the Share Price paid in connection with such Fundamental Change transaction; provided, that if the Share Price is between two Share Price amounts in the table, or the effective date of such Fundamental Change transaction is between two effective dates in the table, the amount of the Conversion Rate adjustment shall be determined by a straight-line interpolation between the adjustment amounts set for the two Share Prices and the two dates, as applicable, based on a 365-day year. The “effective date” with respect to a Fundamental Change transaction means the date that a Fundamental Change becomes effective.

The Share Prices set forth in the first row of the table in Schedule I hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 14.06. The adjusted Share Prices shall equal the Share Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Share Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Conversion Rate adjustment amounts shall be adjusted in the same manner as the Conversion Rate as set forth in Section 14.06.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed [*] per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 14.06. In no event shall a Holder be entitled to both a Conversion Rate adjustment pursuant to this Section 12.08(b) and Additional Interest on Securities converted in connection with a Fundamental Change.

(c) Company Notice of Fundamental Change. Within 15 days after the Company knows or reasonably should know of the occurrence of a Fundamental Change, the Company shall, if Holders have the right to require the Company to repurchase Securities hereunder, deliver a written notice of Fundamental Change (the “Fundamental Change Company Notice”) by first-class mail or by overnight courier to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Securityholder and shall state:

(i) the events causing a Fundamental Change and the date of such Fundamental Change;

(ii) the date by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 12.08;

(iii) the Fundamental Change Repurchase Date;

(iv) the Fundamental Change Repurchase Price;

(v) whether the Fundamental Change Repurchase Price will be paid in cash, shares of Common Stock or a combination thereof, specifying the percentages of each;

(vi) if shares of Common Stock will be used to pay all or part of the Fundamental Change Repurchase Price, state:

a) the method for valuing the shares of Common Stock to be delivered in connection with the repurchase; and

b) that Holders of the Securities will bear the market risk with respect to the value of the shares of Common Stock to be delivered from the date the number of shares is determined;

(vii) the name and address of the Paying Agent and the Conversion Agent;

(viii) the Conversion Rate applicable on the date of the Fundamental Change Company Notice;

(ix) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article 14 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

(x) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

(xi) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security as described in clause (x) above;

(xii) the procedures the Holder must follow to exercise rights under this Section 12.08;

(xiii) the conversion rights of the Securities;

(xiv) the procedures for withdrawing a Fundamental Change Repurchase Notice;

(xv) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xvi) the CUSIP number of the Securities.

At the Company’s request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In connection with delivery of the Fundamental Change Company Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, or publish such information on the Company’s website or through such other public medium as the Company may use at such time.

(d) Fundamental Change Repurchase Notice. In order to exercise its rights under Section 12.08 hereof, a Holder must deliver to the Paying Agent:

(1) a written notice of repurchase (a “Fundamental Change Repurchase Notice”), substantially in the form of Exhibit D hereto, at any time from the opening of business on the date of the Fundamental Change Company Notice until the close of business on Business Day prior to the Fundamental Change Repurchase Date stating:

(A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased;

(B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount of $1,000 or integral multiples thereof; and

(C) that such Security shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

(2) the Security (if such Security is held other than in global form) for cancellation prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 12.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 12.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 12.08 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Security.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 12.08(d) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 12.09.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(e) Payment of Fundamental Change Repurchase Price. The Securities to be repurchased pursuant to this Section 12.08 shall be paid for in cash; provided that if a Fundamental Change occurs as a result of a Change of Control Event, the Securities to be repurchased may be paid for, in whole or in part, at the election of the Company, in cash or Common Stock or any combination of cash and Common Stock, subject to the conditions set forth in clause (f) of this Section 12.08.

(f) Conditions for Election to Pay Fundamental Change Repurchase Price in Common Stock. The Company may elect to pay all or a portion of the Fundamental Change Repurchase Price in Common Stock, or, in the case of a merger in which the Company is not the surviving corporation, Common Stock or American Depositary Shares of the surviving corporation or its direct or indirect parent corporation or a combination of the applicable securities and cash, at the option of the Company. If the Company elects to pay all or any portion of the Fundamental Change Repurchase Price in Common Stock, the number of shares of Common Stock to be paid will equal the quotient obtained by dividing (i) the portion of the Fundamental Change Repurchase Price to be paid in shares of Common Stock by (ii) 97% of the average Closing Price of the shares of Common Stock for the five Trading Day period ending on the second Business Day immediately preceding the Fundamental Change Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on the Fundamental Change Repurchase Date, of any event described in Section 14.06, subject to the next succeeding paragraph. The Company shall designate, in the Fundamental Change Company Notice delivered pursuant to clause (c) of Section 12.08, whether it will repurchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Fundamental Change Repurchase Price of Securities in respect of which it will pay in cash or shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a

Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are repurchased pursuant to this Section 12.08 shall receive the same percentage of cash or shares of Common Stock in payment of the Fundamental Change Repurchase Price for such Securities, except with regard to the payment of cash in lieu of fractional shares of Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Fundamental Change Company Notice to Holders except as set forth in the next succeeding paragraph in the event of a failure to satisfy, prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock.

The Company shall, at least three Business Days prior to delivering the Fundamental Change Company Notice, deliver an Officers’ Certificate to the Trustee specifying:

(i) the manner of payment selected by the Company,

(ii) the information required by the Fundamental Change Company Notice pursuant to clause (c) of Section 12.08,

(iii) if the Company elects to pay the Fundamental Change Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in this clause (f) have been or will be complied with, and

(iv) whether the Company desires the Trustee to give the Fundamental Change Company Notice required by clause (c) of Section 12.08.

The Company’s right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

(i) the Company’s giving a timely Fundamental Change Company Notice containing an election to purchase all or a specified percentage of the Securities with shares of Common Stock as provided herein;

(ii) the registration of such shares of Common Stock under the Securities Act and, if required, the Exchange Act;

(iii) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Common Stock is then listed on a national securities exchange or quoted in an inter-dealer quotation system;

(iv) any necessary qualification or registration of such shares of Common Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(v) the receipt by the Trustee of an (A) Officers’ Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (B) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Repurchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and (C) an Officer’s Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied.

Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities upon their Stated Maturity and the Closing Price of a share of Common Stock on each Trading Day during the period commencing on the fifth Trading Day immediately preceding but ending on the third Business Day prior to the applicable Fundamental Change Repurchase Date. If the foregoing conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and the Company has elected to repurchase the Securities through the issuance of shares of Common Stock, the Company shall pay the entire Fundamental Change Repurchase Price of the Securities in cash.

Promptly after determination of the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company’s web site or through such other public medium as the Company may use at that time.

All shares of Common Stock delivered upon repurchase of the Securities shall be duly authorized, validly issued, fully paid and nonassessable.

If a Holder of a repurchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder’s name. The Trustee (or other paying agent appointed by the Company) may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee (or other paying agent appointed by the Company) receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

(g) Procedure Upon Repurchase. The Company shall deposit cash or Common Stock, if permitted hereunder, at the time and in the manner as provided in Section 12.10, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be purchased pursuant to this Section 12.08.

Section 12.09. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in clause (d) of Section 12.08, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Fundamental Change Repurchase Price with respect to such Security. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Security (provided the conditions in clause (d) of Section 12.08, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by clause (d) of Section 12.08. Securities in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 14 on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Fundamental Change Repurchase Notice may be withdrawn only by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Fundamental Change Company Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date specifying:

(i) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

(ii) the certificate number (if such Security is held in other than global form) of the Security in respect of which such notice of withdrawal is being submitted; and

(iii) the Principal Amount, if any, of such Security which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for purchase or repurchase by the Company.

There shall be no repurchase of any Securities pursuant to Section 12.08 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Fundamental Change Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Fundamental Change Repurchase Price with respect to such Securities) in which case, upon such return, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 12.10. Deposit of Fundamental Change Repurchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Business Day preceding the Fundamental Change Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent

(or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the Fundamental Change Repurchase Price of all the Securities or portions thereof which are to be repurchased as of the Fundamental Change Repurchase Date. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash or Common Stock made pursuant to Section 12.10.

Section 12.11. Securities Repurchased in Whole or in Part. Any Security which is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall, upon receipt of a Company Order, authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.

Section 12.12. Covenant to Comply With Securities Laws Upon Repurchase of Securities. In connection with any offer to repurchase Securities under Section 12.08 (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 12.08 to be exercised in the time and in the manner specified in Section 12.08, as applicable.

Section 12.13. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Fundamental Change Repurchase Price; provided that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 12.10 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof which the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then as soon as practicable following the Fundamental Change Repurchase Date, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

ARTICLE 13

Interest Payments on the Securities

Section 13.01. Interest Rate. (a) Interest on the Securities shall accrue at a rate of 12.50% per annum and shall be payable semi-annually in arrears on each Interest Payment Date to Holders of record on the Record Date immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months Interest on the Securities shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from [*], until the Principal Amount is paid or duly made available for payment.

(b) Subject to paragraph (c) below, Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest on any Security shall be made by check mailed to the address of the Holder specified in the register of Securities; provided, however, that, with respect to any Holder of Securities with an aggregate principal amount in excess of $2,000,000, at the request of such Holder in writing to the Company, interest on such Holder’s Securities shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee and Paying Agent (if different from the Trustee) at least ten days prior to the applicable Interest Payment Date. In the case of a permanent Global Security, interest payable on any Interest Payment Date will be paid to the Depositary, with respect to that portion of such permanent Global Security held for its account by Cede & Co. for the purpose of permitting such party to credit the interest received by it in respect of such permanent Global Security to the accounts of the beneficial owners thereof.

(c) Issuance of Additional PIK Securities. The Company shall be entitled to issue Additional PIK Securities under this Indenture in lieu of cash interest on the Securities. The Initial Securities issued on the Issue Date, any such Additional PIK Securities and any other Additional Securities shall be treated as a single class for all purposes under this Indenture.

(d) Interest payable on the Initial Securities on the first Interest Payment Date after the Issue Date shall be paid in Additional PIK Securities. On such first Interest Payment Date and on each Interest Payment Date thereafter, the Company shall deliver to the Trustee and the Paying Agent:

(i) a written notice setting forth whether the subsequent interest payment due on the subsequent Interest Payment Date will be made in the form of cash or in Additional PIK Securities (and the Trustee shall promptly thereafter deliver a corresponding notice to the Holders), and if no such election is made and no written notice is delivered, such interest payment shall otherwise be payable according to the election for the previous Interest Payment Date; and

(ii) no later than two Business Days prior to the relevant Interest Payment Date, (1) if Securities for which Additional PIK Securities will be issued are Physical Securities, the required amount of new definitive Additional PIK Securities and any fractional interest payable in cash and a Company Order to authenticate and deliver such Additional PIK Securities and to pay any fractional interest in cash or (2) if such Securities for which Additional PIK Securities will be issued are in global form, a Company Order to increase the principal amount of such Securities by the relevant amount (or, if necessary, pursuant to the requirements of the Depositary or otherwise to authenticate new Global Securities executed by the Company with such increased principal amounts) and to pay any fractional interest in cash.

(e) Any Additional PIK Securities shall, after being executed and authenticated pursuant to Section 3.01, be (i) mailed to the person entitled thereto as shown on the register for the definitive Securities as of the relevant Record Date and such Physical Securities shall be issued with the description “PIK” on the face of such Securities or (ii) deposited into the account specified by the Holder or Holders thereof as of the relevant Record Date if the Securities are held in global form. Alternatively, the Company may direct the Paying Agent to make the appropriate amendments to the schedule of principal amounts of the relevant Global Securities outstanding for which Additional PIK Securities will be issued and arrange for deposit into the account specified by the Holder or Holders thereof as of the relevant Record Date. Payment shall be made in such form and upon such terms as specified herein and the Company shall and the Paying Agent may take additional steps as is necessary to effect such payment.

ARTICLE 14

Conversion

Section 14.01. Conversion Privilege. (a) Subject to the further provisions of this Article 14, a Holder of a Security may convert the Principal Amount of such Security (or a portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Business Day prior to the Stated Maturity.

(b) Conversion Period. Notwithstanding the foregoing, if such Security is submitted or presented for repurchase pursuant to Article 12, such conversion right shall terminate at the close of business on the Business Day prior to the Fundamental Change Repurchase Date for such Security or such earlier date as the Holder presents such Security for repurchase (unless the Company shall default when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is repurchased).

(c) Conversion Rate; Conversion Price. The conversion rate per Security (the “Conversion Rate”) shall be that set forth in paragraph 5 in the Securities, subject to adjustment as herein set forth. The initial Conversion Rate is 909.0909 shares of Common Stock per $1,000 principal amount of Securities. The “Conversion Price” at any particular time is determined by dividing $1,000 by the then-applicable Conversion Rate.

(d) Securities Converted in Whole or in Part. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(e) Rights of Holders. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 14.

Section 14.02. Conversion Procedure.

(a) To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security or facsimile of the conversion notice and deliver such notice to a Conversion Agent, (ii) surrender the Security to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (iv) pay any transfer or similar tax, if required. Such notice is hereinafter referred to as a “Notice of Conversion.” A Security shall be deemed to have been converted as of the close of business on the date (the “Conversion Date”) on which the Holder has complied with the immediately preceding sentence of this clause (a) of Section 14.02. Anything herein to the contrary notwithstanding, in the case of Global Securities, a Notice of Conversion shall be delivered and such Securities shall be surrendered for conversion in accordance with the rules and procedures of DTC as in effect from time to time.

(b) The Company will, as soon as practicable after the Conversion Date, issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled. The Person or Persons entitled to receive such Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security. Except as otherwise provided in Section 14.06, no payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

All Securities or portions thereof surrendered for conversion during the period from the close of business on the Record Date for any Interest Payment Date to the close of business on the Business Day next preceding the following Interest Payment Date shall (unless such Securities or portion thereof being converted shall have been called for redemption on a Redemption Date which occurs during the period from the close of business on such Record Date to the close of business on the Business Day next preceding the following Interest Payment Date) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the Principal Amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Securities.

(c) If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of Securities converted.

(d) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(e) If the last day on which Security may be converted is not a Business Day in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding Business Day.

(f) Holders that have already delivered a Fundamental Change Repurchase Notice with respect to a Security may not surrender such Security for conversion until the Fundamental Change Repurchase Notice has been withdrawn in accordance with the procedures set forth in Section 12.09.

Section 14.03. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined, (calculated to the nearest 1/1000th of a share) by multiplying the Closing Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

Section 14.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 14.05. Company to Provide Stock.

(a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock (including after taking into account any adjustments to the Conversion Rate pursuant to Section 14.06).

(b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the New York Stock Exchange or NASDAQ or any over-the-counter market or such other market on which the Common

Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.

Section 14.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

(b) In case the Company shall issue rights or warrants (other than pursuant to a stockholder rights plan) to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price per share of Common Stock on the Business Day immediately prior to the date of announcement of such issuance, the Conversion Rate in effect shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such announcement by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective on the day following the date of announcement of such issuance. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted

Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

(c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than the Company but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 14.06), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 14.06 and also excluding the distribution of rights to all holders of Common Stock pursuant to a Rights Plan (as defined below) or the detachment of such rights to the extent set forth in the second following paragraph), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below and the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of a Security shall have the right to receive upon conversion the amount of Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such Holder would have received had such Holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 14.06 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

In the event that the Company has in effect a preferred shares rights plan (“Rights Plan”), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the Holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. If the Rights Plan provides that upon separation of rights under such plan from the Company’s Common Stock that the Holders would not be entitled to receive any such rights in respect of the Common Stock issuable upon conversion of the Securities, the Conversion Rate will be adjusted as provided in this Section 14.06(c) (with such separation deemed to be the distribution of such rights), subject to readjustment in the event of the expiration, termination or redemption of the rights. Any distribution of rights or warrants pursuant to a Rights Plan that would allow a Holder to receive upon conversion, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), shall not constitute a distribution of rights or warrants pursuant to this Article 14.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.06 (and no adjustment to the Conversion Rate under this Section 14.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this clause (c) of Section 14.06. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.06 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(d) In case the Company shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect on the Business Day immediately prior to the record date (the “Determination Date”) for such Triggering Distribution is declared by the Company by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date, and the denominator shall be the Current Market Price per share of the Common Stock on the Determination Date less the aggregate amount of cash so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the date such distribution is made), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. It is expressly understood that a stock buyback, repurchase or similar transaction or program shall in no event be considered a Triggering Distribution for purposes of this clause (d) or (e) of Section 14.06.

(e) In case the Company or any of its Subsidiaries shall purchase any shares of the Company’s Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with clause (f) of Section 14.06), and the denominator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with clause (f) of Section 14.06). For purposes of this clause (e) of Section 14.06, the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this clause (e) of Section 14.06 to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 14.06(e). For purposes of this clause (e) of Section 14.06, the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(f) For the purpose of any computation under clauses (b), (c) and (d) of Section 14.06, the current market price (the “Current Market Price”) per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days commencing 11 Trading Days before the record date with respect to distributions, issuances or other events requiring such computation under Section 14.06. For purposes of any computation under subsection (e) of this Section 14.06, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily Closing Prices for the ten consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date.

(g) In any case in which this Section 14.06 shall require that an adjustment be made following a record date, an announcement date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 14.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 14.09) issuing to the Holder of any Security converted after such record date or announcement date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or announcement date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such announcement date or effective date or Determination Date or Expiration Date had not occurred.

Section 14.07. No Adjustment. (a) No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

(b) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash due.

(c) No adjustment in the Conversion Rate shall be made pursuant to this Section 14.06 if the Holders may participate in the transaction that would otherwise give rise to an adjustment pursuant to Section 14.06.

(d) Other than as described above in Section 14.06, no adjustment to the Conversion Rate shall be required for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities.

(e) No adjustment in the Conversion Rate shall be made pursuant to Section 14.06 unless the adjustment would require a change of at least 1% of the Conversion Rate in effect immediately prior to the event otherwise giving rise to such adjustment; provided, however, that any such events for which adjustments are not made pursuant to this sentence shall be carried forward and such adjustment shall be made at such time as the aggregate amount of all such adjustments heretofore not made would require an adjustment equal to or in excess of 1% of the Conversion Rate in effect immediately prior to the first of such events.

Section 14.08. Adjustment for Tax Purposes. The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 14.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

Section 14.09. Notice of Conversion Rate Adjustment. Whenever the Conversion Rate is adjusted, the Company or, at the request and expense of the Company, the Trustee, shall promptly mail to Security holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 14.10. Notice of Certain Transactions. In the event that:

(a) the Company takes any action which would require an adjustment in the Conversion Rate;

(b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

(c) there is a dissolution or liquidation of the Company,

the Company shall give notice to the Trustee and the Company or, at the request and expense of the Company, the Trustee, shall mail to Holders a notice stating the proposed record or effective date, as the case may be. The Company or, at the request and expense of the Company, the Trustee, shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 14.10.

Section 14.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 14.06); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 14. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 14.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

In the event the Company shall execute a supplemental indenture pursuant to this Section 14.11, the Company shall promptly file with the Trustee (x) an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 14.12. Trustee’s Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 14 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 14.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 14.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 14.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 14.11.

Section 14.13. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if the Board of Directors determines that such increase would be in the best interest of the Company or the Board of Directors deems it advisable to avoid or diminish income tax to holders of shares of our Common Stock in connection with any stock or rights dividend or distribution or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Rate.

Section 14.14. Automatic Conversion by the Company. (a) The Company may elect to automatically convert the Securities in whole or in part (an “Automatic Conversion”) at any time on or prior to Stated Maturity if the Closing Price of the Common Stock has exceeded 130% of the Conversion Price then in effect for at least 20 Trading Days in any 30 Trading Day period, ending within five Trading Days prior to the date of the Automatic Conversion Notice (as defined below) (the “Automatic Conversion Price”). In the event that the date on which the Securities will be automatically converted (the “Automatic Conversion Date”) occurs on or prior to the date that is one year from the Issue Date, the Company will pay an Additional Interest Payment in respect of the Securities subject to such Automatic Conversion.

(b) Unless the Company shall have theretofore called for redemption all of the outstanding Securities, the Company or, at the written request and expense of the Company, the Trustee, shall mail or cause to be mailed to each Holder subject to such Automatic Conversion notice (the “Automatic Conversion Notice”) of an Automatic Conversion not more than 30 days but not less than 20 days prior to the Automatic Conversion Date. If the Company gives such notice, it shall also deliver a copy of such Automatic Conversion Notice to the Trustee. If such notice is to be given by the Trustee, the Company shall prepare and provide the form and content of such Automatic Conversion Notice to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for Automatic Conversion as a whole or in part shall not affect the validity of the proceedings for the Automatic Conversion of any other Security.

(c) Each Automatic Conversion Notice shall state:

(1) the aggregate principal amount of Securities to be automatically converted,

(2) the CUSIP or similar number or numbers of the Securities being automatically converted,

(3) the Automatic Conversion Date,

(4) that on and after said date interest thereon or on the portion thereof to be automatically converted will cease to accrue,

(5) whether an Additional Interest Payment, if any, shall be paid by the Company and, if so, whether and to what extent such Additional Interest Payment shall be paid in cash, by delivery of shares of Common Stock or as a combination of cash and Common Stock,

(6) the place or places where such Securities are to be surrendered for conversion, and

(7) the Conversion Price then in effect.

(d) If fewer than all of the Securities are to be automatically converted, the Automatic Conversion Notice shall identify the Securities to be automatically converted (including the CUSIP or similar number or numbers, if any). In case any Security is to be automatically converted in part only, the Automatic Conversion Notice shall state the portion of the principal amount thereof to be automatically converted and shall state that, on and after the Automatic Conversion Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unconverted portion thereof will be issued.

(e) If the Company opts to automatically convert less than all of the Outstanding Securities, the Trustee shall (subject to the applicable procedures of the Depositary) select or cause to be selected the Securities or portions thereof of the Global Securities or the Securities in certificated form to be automatically converted (in principal amounts of $1,000 or whole multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Security selected for partial Automatic Conversion is submitted for voluntary conversion in part after such selection and before Automatic Conversion, the portion of such Security submitted for voluntary conversion shall be deemed (so far as may be possible) to be from the portion selected for Automatic Conversion. The Securities (or portions thereof) so selected shall be deemed duly selected for Automatic Conversion for all purposes hereof, notwithstanding that any such Security is submitted for voluntary conversion in part before the mailing of the Automatic Conversion Notice.

(f) In the event of an Automatic Conversion, the Company shall issue and deliver a certificate or certificates for the number of shares of Common Stock issuable upon conversion of the Securities subject to such Automatic Conversion and, to the extent the Company elects to pay any applicable Additional Interest Payment in shares of Common Stock in respect of the Additional Interest Payment, if any, due on such Securities along with any cash in respect of any fractional shares of Common Stock otherwise issuable upon conversion or to the extent the Company elects to pay any applicable Additional

Interest Payment, if any, in cash, for payment to the Holder as promptly after the Automatic Conversion date, as practicable in accordance with the provisions of this Article 14, but in no event later than the close of business on the third next succeeding Business Day following such Automatic Conversion Date.

(g) All Securities subject to an Automatic Conversion shall be delivered to the Trustee (subject to the applicable procedures of the Depositary in the case of Global Securities) to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 3.09 hereof. Upon presentation of any Security automatically converted in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unconverted portion of the Security or Securities so presented (subject to the applicable procedures of the Depositary in the case of Global Securities).

(h) Upon conversion, interest on the Securities or portion of Securities so called for Automatic Conversion shall cease to accrue and, except as provided in Section 6.06, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the shares of Common Stock and cash, if any, to which they are entitled pursuant to this Section 14.14.

(i) If any of the provisions of this Section 14.14 are inconsistent with applicable law at the time of such Automatic Conversion, such law shall govern.

Section 14.15. Voluntary Conversion Prior to the date that is two years from the Issue Date. (a) If a Holder elects to voluntarily convert its Securities as provided in this Article 14 on or prior to the date that is two years from the Issue Date and prior to the date of any Automatic Conversion Notice (each, a “Voluntary Conversion”), the Company will pay the applicable Additional Interest Payment to such holder on the date selected for such Voluntary Conversion (the “Voluntary Conversion Date”). In such event, the Company will notify any applicable Holder whether the Additional Interest Payment, if any, shall be paid by the Company in cash, by delivery of shares of Common Stock or as a combination of cash and Common Stock.

(b) In the event of a Voluntary Conversion subject to Section 14.15(a), the Company shall (i) issue and deliver a certificate or certificates for (A) the number of shares of Common Stock issuable upon conversion of the Securities so converted and, (B) to the extent the Company elects to pay any applicable Additional Interest Payment in shares of Common Stock, in respect of the Additional Interest Payment, if any, due on such Securities and (ii) pay cash to the Holder in respect of (A) any fractional shares of Common Stock otherwise issuable upon conversion or to the extent the Company elects to pay any applicable Additional Interest Payment, if any, in shares of Common Stock instead of cash and (B) to the extent the Company elects to pay any applicable Additional Interest Payment in cash, each as promptly after the Voluntary Conversion Date as practicable, in accordance with the provisions of this Article 14, but in no event later than the close of business on the fifth next succeeding Business Day following such Voluntary Conversion Date.

Section 14.16. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 14 shall be conclusive if made in good faith and in accordance with the provisions of this Article 14, absent manifest error, and set forth in a resolution of the Board of Directors.

ARTICLE 15

Additional Indebtedness

Section 15.01. No Additional Indebtedness. From and including the Issue Date to the date that is the earlier of (i) one year from any date at which the Closing Price of the Common Stock has been equal to or exceeded the Conversion Price then in effect for at least 20 Trading Days in any consecutive 30 Trading Day period and, (ii) the first anniversary of the Final Maturity Date, the Company shall not incur any Indebtedness in excess of the Additional Indebtedness Cap.

ARTICLE 16

Subsidiary Guarantee

Section 16.01. Guarantee. Subject to this Article 16, the Guarantor hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Security will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be jointly and severally obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture or the Collateral Documents, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Collateral Documents.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid either to the Trustee or such Holder in respect of the obligations contained in the Securities, this Indenture or the Collateral Documents, then this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Subsidiary Guarantee.

Section 16.02. Limitation on Guarantor Liability. The Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Subsidiary Guarantee. To effectuate the foregoing intention, the Guarantor, the Trustee and, by it acceptance of Securities, each Holder hereby irrevocably agree that the obligations of the Guarantor under its Subsidiary Guarantee and this Article 16 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 16.03. Execution and Delivery. To evidence its Guarantee set forth in Section 16.01 hereof, the Guarantor hereby agrees that this Indenture shall be executed on behalf of it by its President or Treasurer, one of its Vice Presidents or one of its Assistant Vice Presidents.

The Guarantor hereby agrees that its Guarantee set forth in Section 16.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Securities.

If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Security, the Guarantee shall be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 16.04. Benefits Acknowledged. This Subsidiary Guarantee is subject to the terms and conditions set forth in the Indenture. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

ARTICLE 17

Collateral And Security

Section 17.01. Collateral Documents.

(a) In order to secure the Subsidiary Guarantee contained in Article 16, the Guarantor has entered or will enter into the Collateral Documents to create, perfect and protect security interests (the “Second Priority Liens”) in the Collateral on a second priority basis, subject to the First Lien Obligations and other Permitted Liens, in accordance with the terms of the Collateral Documents and the Intercreditor Agreement. In the event of a conflict between the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement with respect to the Collateral, the Collateral Documents and the Intercreditor Agreement shall control; provided, that, in the event of a conflict between the terms of this Indenture, the Collateral Documents and the Intercreditor Agreement with respect to the duties and obligations of the Trustee and Collateral Agent to the Holders, the terms of this Indenture shall govern and control.

(b) Each Holder, by its acceptance of Securities, agrees to all of the terms and provisions of the Collateral Documents and the Intercreditor Agreement.

Section 17.02. Application of Proceeds of Collateral. Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Collateral Documents and the terms hereof, subject to the terms of the Intercreditor Agreement.

Section 17.03. Possession, Use and Release of Collateral.

(a) Subject to the terms of the Collateral Documents, the First Lien Collateral Documents and the Intercreditor Agreement, the Guarantor will have the right to remain in possession and retain control of the Collateral (other than cash or any securities constituting part of the Collateral and deposited with the Collateral Agent in accordance with the provisions of the Collateral Documents and other than as otherwise set forth in the Collateral Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

(b) The Second Priority Liens securing the Secured Obligations shall be released in whole:

(i) upon payment in full of the principal of, and premium, if any, and accrued and unpaid interest on, the Securities and payment in full of all other obligations that are due and payable at or prior to the time such principal, premium, if any, and accrued and unpaid interest are paid;

(ii) with the consent of a majority of the Holders of the outstanding Securities (including, without limitation, consents obtained in connection with a tender offer or exchange offer for or other purchase of Securities).

(c) The Second Priority Liens securing the Secured Obligations shall be released automatically in part with respect to any asset constituting Collateral if all Liens on such asset securing First Lien Obligations are also released in accordance with the terms of the Intercreditor Agreement.

(d) The Trustee shall execute and deliver to the Guarantor, at the Guarantor’s request and sole expense, all documents that the Guarantor shall reasonably request to evidence any of the releases of Collateral described in clause (b) above and Section 17.04 hereof.

Section 17.04. Certain Releases of Collateral.

(a) The release of any Collateral from the Second Priority Lien of any of the Collateral Documents or the release of, in whole or in part, the Second Priority Liens created by any of the Collateral Documents, shall not be deemed to impair the security interests in contravention of the provisions hereof if and to the extent the Collateral or Second Priority Liens are released in accordance with the terms hereof or of the Intercreditor Agreement. By its acceptance of Securities, each Holder acknowledges that a release of Collateral or Liens strictly in accordance with the terms of the Collateral Documents, the Intercreditor Agreement and this Indenture will not be deemed for any purpose to be an impairment of the Collateral Documents or otherwise contrary to the terms of this Indenture.

(b) The Guarantor shall cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an officer of the Guarantor except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Guarantor and reasonably acceptable to the Trustee.

(c) Notwithstanding anything to the contrary in this Section 17.04, the Guarantor shall not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral, and Collateral may be released without compliance with TIA § 314(d); provided, that, except as otherwise provided for in Section 5.1 of the Intercreditor Agreement, prior to releasing any Collateral in accordance with this Section 17.04(c), the Trustee shall have received an Officers’ Certificate from the Guarantor to the effect that that such Collateral may be released without compliance with TIA § 314(d).

(d) The Guarantor may, among other things, without any release or consent by the Trustee, conduct ordinary course activities with respect to Collateral, including, without limitation, (i) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Collateral Documents which has become worn out, defective or obsolete or not used or useful in the business; (ii) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of this Indenture or any of the Collateral Documents; (iii) surrendering or modifying any franchise, license or permit subject to the Lien of this Indenture or any of the Collateral Documents which it may own or under which it may be operating; altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances; (iv) granting a license of any intellectual property; (v) selling, transferring or otherwise disposing of inventory in the ordinary course of business; (vi) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Collateral Documents; and (viii) abandoning any intellectual property which is no longer used or useful in the Guarantor’s business; provided, that, except as otherwise provided for in Section 5.1 of the Intercreditor Agreement, prior to the release of any Collateral for any of the reasons described in this Section 17.04(d), the Trustee shall have received an Officers’ Certificate from the Guarantor which sets out the Collateral being released and the reasons for the release of such Collateral.

Section 17.05. Suits to Protect the Collateral. Subject to the provisions of the Intercreditor Agreement, the Trustee and the Collateral Agent shall have the authority to direct, to institute and to maintain such suits and proceedings as each may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Second Priority Liens securing the Secured Obligations or be prejudicial to the interests of the Holders).

Section 17.06. Powers Exercisable by Receiver or Trustee. Subject to the Collateral Documents and the Intercreditor Agreement, in case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 17 upon the Guarantor, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Guarantor, or of any officer or officers thereof required by the provisions of this Article 17.

Section 17.07. Deposit and Control Agreement. Upon the Discharge of the First Lien Obligations in accordance with the terms of the Intercreditor Agreement, the Guarantor agrees to enter into, and to cause the Deposit Bank to enter into, the Deposit Agreement in a form and on terms reasonably acceptable to the Collateral Agent.

Section 17.08. Collateral Agent.

(a) The Collateral Agent may be delegated any one or more of the duties or rights of the Trustee hereunder or under the Collateral Documents or the Intercreditor Agreement. The Collateral Agent shall be a Person who would be eligible to act as Trustee under this Indenture. The Collateral Agent shall have the rights and duties as may be specified in an agreement between the Trustee and the Collateral Agent. By its acceptance of Securities, each Holder hereby appoints U.S. Bank National Association as the initial Collateral Agent. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act under this Indenture, except for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable order or decision. Neither the Trustee nor the Collateral Agent makes any representation as to the value, sufficiency or condition of the Collateral or any part thereof, as to the title of the Company or Guarantor to the Collateral, as to the security afforded by this Indenture or any Collateral Document or, as to the validity, execution, enforceability, legality or sufficiency of this Indenture or any Collateral Document (whether now existing of hereafter entered into), and the Collateral Agent and Trustee shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent and Trustee shall have no duty to the Company or to the Holders as to any Collateral in its possession or in the possession of someone under its control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent and Trustee shall not be responsible for any loss suffered with respect to any investment permitted to be made under this Indenture and shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent may be liable for losses due to its willful misconduct or gross negligence.

(b) By its acceptance of Securities, each Holder authorizes and directs each of the Trustee and the Collateral Agent (1) to enter into and perform the Collateral Documents and the Intercreditor Agreement, (2) to bind the Holders on the terms as set forth therein and (3) to perform and observe its obligations under the Collateral Documents and the Intercreditor Agreement and agree that in such performance the Trustee and Collateral Agent shall have all of the protections, benefits and immunities afforded to them in this Indenture.

(c) A resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent will become effective only upon the successor Collateral Agent’s acceptance of appointment as provided in this Section 17.08(c).

(i) The Collateral Agent may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Securities may remove the Collateral Agent by so notifying the Trustee and the Company in writing. The Company may remove the Collateral Agent if: (i) the Collateral Agent fails to be eligible to act as such pursuant to Section 17.08(a) hereof; (ii) the Collateral Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Collateral Agent under the Bankruptcy Code; (iii) a custodian or public officer takes charge of the Collateral Agent or its property; or (v) the Collateral Agent becomes incapable of acting as a collateral agent.

(ii) If the Collateral Agent resigns or is removed or if a vacancy exists in the office of Collateral Agent for any reason, the Company will promptly appoint a successor Collateral Agent. Within one year after the successor Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Securities may appoint a successor Collateral to replace the successor Collateral Agent appointed by the Company.

(iii) If a successor Collateral Agent does not take office within 30 days after the retiring Collateral Agent resigns or is removed, (i) the retiring Collateral Agent’s resignation shall nonetheless become effective and the retiring Collateral Agent shall have no further duties or obligations under this Indenture or the Collateral Documents other than to maintain the Collateral then in its possession until a successor Collateral Agent shall have been appointed and (ii) the Company, or the holders of at least 10% in aggregate principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(iv) If the Collateral Agent, after written request by any Holder who has been a Holder for at least six months, fails to be eligible to act as a Collateral Agent pursuant to Section 17.08(a) hereof, such Holder may petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

(v) A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Collateral Agent will become effective, and the successor Collateral Agent will have all the rights, powers and duties of the Collateral Agent under this Indenture. The successor Collateral Agent shall mail a notice of its succession to Holders. The retiring Collateral Agent will promptly transfer all property held by it as Collateral Agent to the successor Trustee and execute and deliver any Supplemental Indentures, modifications of the Intercreditor Agreement, Collateral Documents and other documents as are necessary to evidence such succession.

Section 17.09. Control Agent. In accordance with Section 5.4 of the Intercreditor Agreement, each Holder hereby appoints the First Lien Lender as control agent (the “Control Agent”) and each Holder irrevocably authorizes the Control Agent to take such action on its behalf as provided under the provisions of the Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

OSCIENT PHARMACEUTICALS CORPORATION

By:
Name:
Title:

GUARDIAN II ACQUISITION CORPORATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

FORM OF FACE OF SECURITY

[INCLUDE FOR PRIVATE PLACEMENT SECURITY — THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT HERETO OR THERETO UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.]

[INCLUDE IF SECURITY IS A GLOBAL SECURITY — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE THREE OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

Oscient Pharmaceuticals Corporation

12.50% Convertible Guaranteed Senior Notes Due 2011

No. [ ]	CUSIP NO. [*] U.S.$[ ]

Oscient Pharmaceuticals Corporation, a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts (herein called the “Company”), which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [                    ], or registered assigns, the principal sum of [        ] United States Dollars ($ ) [INCLUDE IF SECURITY IS A GLOBAL SECURITY — (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on [*] and to pay interest on said principal sum semi-annually on April 15 and October 15 of each year, commencing April 15 2009, except that the final payment date shall be January 15, 2011, at the rate of 12.50 % per annum. Interest on this Security shall accrue from the most recent date to which interest has been paid, or if no interest has been paid, from [*] until the Principal Amount is paid or duly made available for payment. Except as otherwise provided in the Indenture, the interest payable on this Security pursuant to the Indenture on any April 15 or October 15 will be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Record Date, which shall be April 1 and October 1 (whether or not a Business Day) next preceding

A-1

such April 15 or October 15, respectively. Payment of the principal of and interest accrued on this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, upon written application by a Holder of an aggregate Principal Amount of greater than U.S.$2 million to the Security Registrar setting forth wire instructions not later than ten days prior to the payment date, such Holder may receive payment by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. With respect to any payments of interest in the form of Additional PIK Securities, payments shall be (i) mailed to the person entitled thereto as shown on the register for the definitive Securities as of the relevant Record Date or (ii) deposited into the account specified by the Holder or Holders thereof as of the relevant Record Date if the Securities are held in global form. Alternatively, the Company may direct the Paying Agent to make the appropriate amendments to the schedule of principal amounts of the relevant Global Securities outstanding for which Additional PIK Securities will be issued and arrange for deposit into the account specified by the Holder or Holders thereof as of the relevant Record Date.

The Issue Date of this Security is [*].

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to repurchase this Security commencing October 15, 2010, the right of the Holder of this Security to convert this Security into Common Stock of the Company, the right of the Company to automatically convert this Security into Common Stock and the right of the Holder of this Security to require the Company to repurchase this Security upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

OSCIENT PHARMACEUTICALS CORPORATION

By:
Authorized Signatory

A-2

EXHIBIT B

FORM OF REVERSE OF SECURITY

This Security is one of a duly authorized issue of Securities of the Company, designated as its 12.50% Convertible Guaranteed Senior Notes Due 2011 (the “Securities”), all issued or to be issued under and pursuant to an Indenture, dated as of [*] (the “Indenture”), between the Company, Guardian II Acquisition Corporation (the “Guarantor”) and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

The indebtedness evidenced by the Securities is unsecured and unsubordinated senior indebtedness of the Company and ranks equally with the Company’s other unsecured and unsubordinated senior indebtedness.

The indebtedness evidenced by the Securities is unconditionally guaranteed by the Guarantor and secured by assets of the Guarantor as provided by the Indenture and the Collateral Documents.

1. Redemption at the Option of the Company. No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time commencing on October 15, 2010 at the option of the Company at a redemption price (the “Redemption Price”) equal to 100%, expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date.

2. Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at 100% of the Principal Amount plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), which Fundamental Change Repurchase Price will be paid in cash; provided that if a Fundamental Change results from a Change of Control Event, the Company may elect, subject to the satisfaction of certain conditions described in the Indenture, to pay all or a portion of the Fundamental Change Repurchase Price in Common Stock or a combination of cash and Common Stock. The number of shares of Common Stock a Holder will receive will equal the quotient obtained by dividing (i) the portion of the Fundamental Change Repurchase Price to be paid in shares of Common Stock by (ii) 97% of the average Closing Price of the shares of Common Stock for the five Trading Day period ending on the second Business Day immediately preceding the Fundamental Change Repurchase Date, subject to adjustment as described in the Indenture. Notwithstanding the foregoing, a Holder will not have the right to require the Company to repurchase the Securities upon a Change of Control Event constituting a Fundamental Change if the Closing Price per share of the Company’s Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control Event and the public announcement of the Change of Control Event equals or exceeds 110% of the Conversion Price of the Securities in effect on each of those five Trading Days.

3. Withdrawal of Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Fundamental Change Repurchase Notice, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

4. Payment of Redemption Price and Fundamental Change Repurchase Price. If cash (and/or Common Stock, if permitted under the Indenture) sufficient to pay the Redemption Price or Fundamental Change Repurchase Price as the case may be, of all Securities or portions thereof to be redeemed or repurchased on a Redemption Date or on a Fundamental Change, as the case may be, is deposited with the Paying Agent on the Business Day following the Redemption Date or the Fundamental Change Repurchase Date, as the case may be, the Securities to be redeemed or repurchased will cease to be outstanding and interest will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date or Fundamental Change Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price or Fundamental Change Repurchase Price as the case may be) upon surrender of such Security.

5. Conversion. Subject to the terms and conditions of the Indenture, a Holder may convert each of its Securities into shares of Common Stock at an initial conversion rate of 909.0909 shares per $1,000 Principal Amount of Securities (the “Conversion Rate”), at any time prior to the close of business on January 14, 2011. The Conversion Rate in effect at any given time is subject to adjustment. A Holder may convert fewer than all of such Holder’s Securities so long as the Securities converted are an integral multiple of $1,000 principal amount. Accrued and unpaid interest and Liquidated Damages, if any, will be deemed paid in full rather than canceled, extinguished or forfeited; provided, that if this Security shall be surrendered for conversion during the period from close of business on any Record Date for the payment of interest through the close of business on the Business Day next preceding the following Interest Payment Date, such Security (or portion thereof being converted) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest payable on such Interest Payment Date on the Principal Amount being converted; provided, however, that no such payment shall be required if there shall exist at the time of conversion a default in the payment of interest on the Securities.

In addition, to the extent the Holder elects to convert this Security into shares of Common Stock in connection with a transaction that constitutes a Fundamental Change that occurs on or prior to January 15, 2011, pursuant to which 10% or more of the consideration for the Common Stock (other than cash payments for fractional shares) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a United States national securities exchange or the Nasdaq Global Market, the Company will increase the Conversion Rate for any Securities surrendered for conversion as set forth in Section 12.08 of the Indenture.

[INCLUDE IF SECURITY IS A GLOBAL SECURITY — In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

If an Event of Default shall occur and be continuing, the Principal Amount plus accrued and unpaid interest, through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

6. Automatic Conversion by the Company. If at any time the Closing Price of the shares of Common Stock exceeds 130% of the Conversion Price for at least 20 Trading Days during any consecutive 30 Trading Day period ending within five Trading Days prior to the notice of Automatic Conversion, the Company may elect to automatically convert this Security pursuant to the terms of the Indenture. In the event that the date that this Security or any portion hereof (in integral multiples of $1,000) will be automatically converted occurs on or prior to the date that is one year from the Issue Date, the Company will pay to the Holder an Additional Interest Payment in cash or, at the Company’s option, shares of Common Stock, valued at 90% of the Automatic Conversion Price that is in effect at that time, or a combination of cash and shares of Common Stock.

7. Voluntary Conversion by the Holder. If a Holder elects to voluntarily convert this Security, or any portion hereof (in integral multiples of $1,000), at any time on or prior to the date that is two years from the Issue Date, the Holder will receive an Additional Interest Payment in cash or, at the Company’s option, shares of Common Stock, or a combination of cash and shares of Common Stock, upon conversion so long as the Company has not previously mailed an Automatic Conversion Notice to Holders. In the event that the Company elects to pay all or any portion of the Additional Interest Payment, if any, on the Securities in shares of Common Stock upon a voluntary conversion, such shares of Common Stock will be valued at the Conversion Price then in effect.

8. Amendment; Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

9. Defaults and Remedies. Under the Indenture, Events of Default include: (1) default by the Company and the Guarantor in the payment of interest on any Securities when due and payable and such default continues for a period of 30 days; (2) default by the Company and the Guarantor in the payment of the Principal Amount, Redemption Price, Additional Interest Payment or Fundamental Change Repurchase Price on any Security when it becomes due and payable; (3) default in the performance of any covenant, agreement or condition of the Company or the Guarantor under the Indenture, the Securities or the Collateral Documents (other than a default in (1) or (2) above) and such default continues for a period of 60 days after there has been given written notice of such failure (other than the Company’s obligations to timely file its annual and quarterly reports as set forth in the Indenture)

to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities; (4) default in the Company’s obligation to convert the Securities into shares of its Common Stock upon exercise of a Holder’s conversion rights; (5) default by the Company or any Subsidiary in the payment of the principal or interest on any loan agreement or other instrument under which there may be outstanding, or by which there may be evidenced, any debt for borrowed money in excess of $20.0 million in the aggregate of the Company and any Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Subsidiary), resulting in such debt becoming or declared due and payable prior to its stated maturity, and such acceleration has not been rescinded or annulled within 30 days after written notice has been received by the Company or such Subsidiary from the Trustee or by the Trustee, the Company and such Subsidiary by Holders of at least 25% in Principal Amount of Outstanding Securities (and such default has not been remedied or cured by the Company within the applicable cure period); (6) failure by the Company to give the Fundamental Change Company Notice; (7) failure by the Company to file its annual or quarterly reports with the Commission in accordance with the Indenture or to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (subject to the requirements in the Indenture to provide notice and the extension rights provided to the Company in the Indenture); and (8) certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities may declare the Principal Amount plus accrued and unpaid interest on all the Outstanding Securities to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, the Principal Amount plus accrued and unpaid interest on all Outstanding Securities shall become due and payable immediately without any declaration or other Act on the part of the Trustee or any Holder.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of said principal hereof or interest hereon on or after the respective due dates expressed herein or for the enforcement of any conversion right.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company and the Guarantor, which is absolute and unconditional, to pay the Principal Amount or Fundamental Change Repurchase Price of or interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

10. Denominations; Transfer; Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. The Additional PIK Securities issued in payment of interest will be issued in denominations of $1,000 and integral multiples of $1,000 with fractional interest paid in cash. Payments to be made in respect of any such fractional interests shall be rounded to the nearest dollar. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11. Persons Deemed Owners. Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

12. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

13. Security; Intercreditor Agreement. In order to secure the payment of the Secured Obligations, the Guarantor has entered or will enter into the Collateral Documents to create, perfect and protect security interests in the Collateral on a second priority basis, subject to the First Lien Obligations and other Permitted Liens, in accordance with the terms of the Collateral Documents and the Intercreditor Agreement. In the event of a conflict between the terms of the Indenture, the Collateral Documents and the Intercreditor Agreement with respect to the Collateral, the Intercreditor Agreement shall control; provided, that, in the event of a conflict between the terms of the Indenture, the Collateral Documents and the Intercreditor Agreement with respect to the duties and obligations of the Trustee and Collateral Agent to the Holders, the terms of the Indenture shall govern and control. The Holder, by its acceptance of this Security, agrees to all of the terms and provisions of the Collateral Documents and the Intercreditor Agreement.

14. Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM

If you want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                               agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CONVERSION NOTICE

If you want to convert this Security into Common Stock of the Company, check the box:

To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Note: Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

Dated:	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

C-1

EXHIBIT D

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

            , 20

Attention: [Institutional Trust Services]

Re:	Oscient Pharmaceuticals Corporation (the “Company”) 12.50% Convertible Guaranteed Senior Notes Due 2011

This is a Fundamental Change Repurchase Notice as defined in Section 12.08 of the Indenture dated as of [*] (the “Indenture”) between the Company, Guardian II Acquisition Corporation, as Guarantor and U.S. Bank National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:

I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 12.08 of the Indenture (in multiples of $1,000):

$

I hereby agree that the Securities will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

Signed:

Social Security or Other Taxpayer Identification Number

D-1

SCHEDULE I

The following table sets forth the amount, if any, by which the applicable Conversion Rate will increase for each Share Price and effective date set forth below.

I-1